UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

OppFi Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OppFi Inc.
Important Notice Regarding the Availability of Proxy Materials
Stockholders Meeting to be held on July 20, 2022
For Stockholders of record as of May 25, 2022
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/OPFI.
To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/OPFI Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before July 08, 2022. To order paper materials, use one of the following methods. INTERNET TELEPHONE
* E-MAIL www.investorelections.com/OPFI (866) 648-8133 paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. OppFi Inc.
Meeting Type: Annual Meeting of Stockholders
Date: Wednesday, July 20, 2022 Time:
10:00 AM, Eastern Time Place:
Annual Meeting to be held via live webcast - please visit www.proxydocs.com/OPFI for more details.
You must register to attend the meeting online and/or participate at www.proxydocs.com/OPFI.
SEE REVERSE FOR FULL AGENDA

OppFi Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL
1. To elect, each for a term expiring at the 2025 Annual Meeting of Stockholders or until a successor has been duly elected and qualified, the following individuals to our Board of Directors.
1.01 Christina Favilla 1.02 Jocelyn Moore 1.03 Theodore Schwartz
2. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the 2022 fiscal year.
3. To approve an amendment to the OppFi Inc. 2021 Equity Incentive Plan.
4. To consider and act upon such other business as may properly come before the annual meeting.